EXECUTION COPY

SOUTHWESTERN ENERGY COMPANY,

as ISSUER,

SEECO, INC.,

SOUTHWESTERN ENERGY PRODUCTION COMPANY

and

SOUTHWESTERN ENERGY SERVICES COMPANY,

as NOTE GUARANTORS

AND

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

as TRUSTEE

7½% SENIOR NOTES DUE 2018

INDENTURE

Dated as of January 16, 2008

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.

Definitions

Section 1.2.

Incorporation by Reference of Trust Indenture Act

Section 1.3.

Rules of Construction

ARTICLE II

THE NOTES

Section 2.1.

Form and Dating

Section 2.2.

Execution and Authentication

Section 2.3.

Registrar and Paying Agent

Section 2.4.

Paying Agent to Hold Money in Trust

Section 2.5.

Holder Lists

Section 2.6.

Global Note Provisions

Section 2.7.

Legends

Section 2.8.

Transfer and Exchange

Section 2.9.

Mutilated, Destroyed, Lost or Stolen Notes

Section 2.10.

Temporary Notes

Section 2.11.

Cancellation

Section 2.12.

Defaulted Interest

Section 2.13.

Additional Interest Under the Registration Rights Agreement

Section 2.14.

CUSIP or ISIN Numbers

Section 2.15.

Additional Notes

ARTICLE III

COVENANTS

Section 3.1.

Payment of Notes

Section 3.2.

Maintenance of Office or Agency

Section 3.3.

Maintenance of Existence

Section 3.4.

Payment of Taxes

Section 3.5.

Compliance Certificate

Section 3.6.

Further Instruments and Acts

Section 3.7.

Limitation on Liens

Section 3.8.

Limitation on Sale and Leaseback Transactions

Section 3.9.

Offer to Repurchase Upon Change of Control

ARTICLE IV

SUCCESSOR COMPANY

Section 4.1.

Merger, Consolidation or Sale of Assets

Section 4.2.

Successor Company Substituted

ARTICLE V

OPTIONAL REDEMPTION OF NOTES

Section 5.1.

Optional Redemption

Section 5.2.

Election to Redeem

Section 5.3.

Notice of Redemption

Section 5.4.

Selection of Notes to Be Redeemed in Part

Section 5.5.

Deposit of Redemption Price

Section 5.6.

Notes Payable on Redemption Date

Section 5.7.

Unredeemed Portions of Partially Redeemed Note

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1.

Events of Default

Section 6.2.

Acceleration

Section 6.3.

Other Remedies

Section 6.4.

Rescinding Acceleration; Waiver of Past Defaults

Section 6.5.

Control by Majority

Section 6.6.

Limitation on Suits

Section 6.7.

Rights of Holders to Receive Payment

Section 6.8.

Collection Suit by Trustee

Section 6.9.

Trustee May File Proofs of Claim, etc

Section 6.10.

Priorities

Section 6.11.

Undertaking for Costs

ARTICLE VII

TRUSTEE

Section 7.1.

Duties of Trustee

Section 7.2.

Rights of Trustee

Section 7.3.

Individual Rights of Trustee

Section 7.4.

Trustee’s Disclaimer

Section 7.5.

Notice of Defaults

Section 7.6.

Reports by Trustee to Holders

Section 7.7.

Compensation and Indemnity

Section 7.8.

Replacement of Trustee

Section 7.9.

Successor Trustee by Merger

Section 7.10.

Eligibility; Disqualification

Section 7.11.

Preferential Collection of Claims Against Company

ARTICLE VIII

DEFEASANCE; DISCHARGE OF INDENTURE

Section 8.1.

Legal Defeasance and Covenant Defeasance

Section 8.2.

Conditions to Defeasance

Section 8.3.

Application of Trust Money

Section 8.4.

Repayment to Company

Section 8.5.

Indemnity for U.S. Government Obligations

Section 8.6.

Reinstatement

Section 8.7.

Satisfaction and Discharge

ARTICLE IX

AMENDMENTS

Section 9.1.

Without Consent of Holders

Section 9.2.

With Consent of Holders

Section 9.3.

Compliance with Trust Indenture Act

Section 9.4.

Revocation and Effect of Consents and Waivers

Section 9.5.

Notation on or Exchange of Notes

Section 9.6.

Trustee to Sign Amendments and Supplements

ARTICLE X

NOTE GUARANTEES

Section 10.1.

Note Guarantees

Section 10.2.

Limitation on Liability; Termination, Release and Discharge

Section 10.3.

Right of Contribution

Section 10.4.

No Subrogation

ARTICLE XI

MISCELLANEOUS

Section 11.1.

Trust Indenture Act Controls

Section 11.2.

Notices

Section 11.3.

Communication by Holders with Other Holders

Section 11.4.

Certificate and Opinion as to Conditions Precedent

Section 11.5.

Statements Required in Certificate or Opinion

Section 11.6.

Rules by Trustee, Paying Agent and Registrar

Section 11.7.

Legal Holidays

Section 11.8.

Governing Law, etc

Section 11.9.

No Recourse Against Others

Section 11.10.

Successors

Section 11.11.

Duplicate and Counterpart Originals

Section 11.12.

Severability

Section 11.13.

Qualification of Indenture

Section 11.14.

Table of Contents; Headings

Section 11.15.

PATRIOT ACT

EXHIBIT A

FORM OF FACE OF NOTE

EXHIBIT B

FORM OF CERTIFICATE FOR TRANSFER TO QIB

EXHIBIT C

FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO REGULATION S

EXHIBIT D

FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO RULE 144

i

INDENTURE, dated as of January 16, 2008, between Southwestern Energy Company, a Delaware corporation (the “Company”), SEECO, Inc., Southwestern Energy Production Company and Southwestern Energy Services Company, each an Arkansas corporation, as Note Guarantors, and The Bank of New York Trust Company, N.A., a national banking association, (the “Trustee”), as Trustee.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 7½% Senior Notes Due 2018 (each, a “Note,” and collectively, the “Notes”) issued hereunder.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.

Definitions.

“Additional Interest” means, at any time, all additional interest then owing under Section 6.3(c) hereof or under the Registration Rights Agreement or any registration rights agreement applicable to any Additional Notes.

“Additional Note Board Resolution” means resolutions duly adopted by the Board of Directors of the Company and delivered to the Trustee in an Officers’ Certificate providing for issuance of Additional Notes.

“Additional Note Supplemental Indenture” means a supplement to this Indenture duly executed and delivered by the Company and the Trustee pursuant to Article IX.

“Additional Notes” means the Company’s Notes originally issued after the Issue Date pursuant to Section 2.15, except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.8, 2.9, 3.9 or 5.7 hereof, as specified in the relevant Additional Note Board Resolutions or Additional Note Supplemental Indenture issued therefor in accordance with this Indenture.

“Adjusted Treasury Rate” means, with respect to any Redemption Date:

(1)

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

(2)

if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise.  No natural person who is an executive officer or director shall, solely by virtue of such position, be deemed to control such person.

“Agent Members” has the meaning assigned to it in Section 2.6(b).

“Announcement Date” has the meaning assigned to it in the definition “Change of Control” below.

“Applicable Procedures” means, with respect to any transfer or exchange of or for, or any tender or surrender of, beneficial interests in any Global Note, the rules and procedures of DTC, Euroclear and Clearstream Luxembourg that apply to such transfer, exchange, tender or surrender.

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded semiannually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Leaseback Transaction results in a Capital Lease Obligation, the amount of indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation” below.

“Authenticating Agent” has the meaning assigned to it in Section 2.2(d).

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or non-U.S. law for the relief of debtors.

“Bankruptcy Law Event of Default” means:

(1)

the entry by a court of competent jurisdiction of:  (i) a decree or order for relief in respect of any Bankruptcy Party in an involuntary case or proceeding under any Bankruptcy Law or (ii) a decree or order (A) adjudging any Bankruptcy Party a bankrupt or insolvent, (B) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, any Bankruptcy Party under any Bankruptcy Law, (C) appointing a Custodian of any Bankruptcy Party or of all or substantially all of the property of any Bankruptcy Party, or (D) ordering the winding-up or liquidation of the affairs of any Bankruptcy Party, and in each case, the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days; or

(2)

(i) the commencement by any Bankruptcy Party of a voluntary case or proceeding under any Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, (ii) the consent by any Bankruptcy Party to the entry of a decree or order for relief in respect of any Bankruptcy Party in an involuntary case or proceeding under any Bankruptcy Law, (iii) the filing by any Bankruptcy Party of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law, (iv) the consent by any Bankruptcy Party to the filing of such petition or to the appointment of or taking possession by a Custodian of any Bankruptcy Party or of any substantial part of the property of any Bankruptcy Party, (v) the making by any Bankruptcy Party of an assignment for the benefit of creditors, or (vi) the approval by stockholders of any Bankruptcy Party of any plan or proposal for the liquidation or dissolution of any Bankruptcy Party.

“Bankruptcy Party” means the Company or any Significant Subsidiary.

“Board of Directors” means, as to any Person, the board of directors, management committee or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such person and to be in full force and effect on the date of such certification.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law or regulation to close in New York City.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Certificated Note” means any Note issued in fully-registered certificated form (other than a Global Note), which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.7 and Exhibit A.

“Change of Control” means the occurrence of any of the following:

(1)

any “person,” as such term is used in Section 13(d)(3) of the Exchange Act, becoming the beneficial owner, directly or indirectly, of more than 50% of the voting power of the voting stock of the Company; provided that a transaction in which the Company becomes a Subsidiary of another Person shall not constitute a Change of Control if, immediately following such transaction, (a) the Persons who were stockholders of the Company immediately prior to such transactions continue to beneficially own, directly or indirectly through one or more intermediaries, 50% or more of the voting power of the outstanding voting stock of such other Person of whom the Company has become a Subsidiary and (b) no Person other than such other Person of whom the Company has become a Subsidiary beneficially owns, directly or indirectly, more than 50% of the voting power of the voting stock of the Company;

(2)

the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale, lease or other disposition of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person, other than a transaction following which (A) in the case of a merger or consolidated transaction, holders of securities that represented 100% of the voting stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the voting stock of the surviving person in such merger or consolidation transaction immediately after such transaction; or (B) in the case of a sale, lease or other disposition of assets transaction, each transferee becomes an obligor in respect of the Notes and a subsidiary of the transferor of such assets; or

(3)

the adoption of a plan relating to the liquidation or dissolution of the Company;

provided that, if the Notes have an Investment Grade Rating at the time of the first public announcement of the completion of or of the intention by the Company or any third party to effect any of the foregoing events (the “Announcement Date”), then the occurrence of such event will not be deemed to be a Change of Control if, during the period beginning on the Announcement Date relating to such event and ending 90 days after the occurrence of such event (which period shall be extended for so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either Ratings Agency), the Notes continue to have an Investment Grade Rating.  If the Notes cease to have an Investment Grade Rating during such period, then any event that, but for the foregoing proviso, would have been a Change of Control, will be deemed to be a Change of Control that occurred for purposes of Section 3.9 as of the later of the date on which the Notes cease to have an Investment Grade Rating or the date of the occurrence of the event in question.

“Change of Control Notice” means notice of a Change of Control Offer made pursuant to Section 3.9, which shall be mailed first-class, postage prepaid, to each record Holder as shown on the Note Register within 30 days following the date upon which a Change of Control occurred, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer and shall state:

(1)

that a Change of Control has occurred and that pursuant to Section 3.9, such Holder has the right to require the Company to repurchase all or any part of such Holder’s Notes for the Change of Control Payment;

(2)

the Change of Control Payment Date;

(3)

that any Notes or portions thereof not properly tendered will remain outstanding and continue to accrue interest;

(4)

that, unless the Company defaults in the payment of the Change of Control Payment with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Payment Date;

(5)

that any Holder electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to surrender such Notes (in accordance with the Applicable Procedures, if in global form), with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent at the address specified in the Change of Control Notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

(6)

that any Holder shall be entitled to withdraw its tendered Notes or portions thereof and such election to require the Company to purchase such Notes or portions thereof, provided that the Paying Agent receives, not later than the close of business on the Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing such tendered Notes and such Holder’s election to have such Notes or portions thereof purchased pursuant to the Change of Control Offer;

(7)

that any Holder electing to have Notes purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $2,000 or an integral multiple of $1,000 thereafter;

(8)

that any Holder of Notes whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion will be equal in principal amount to $2,000 or an integral multiple of $1,000 thereafter;

(9)

that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note;

(10)

the procedures determined by the Company, consistent with the Indenture, that a Holder must follow in order to have its Notes or any portion thereof purchased; and

(11)

any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to Section 3.9.

“Change of Control Offer” has the meaning assigned to it in Section 3.9.

“Change of Control Payment” has the meaning assigned to it in Section 3.9.

“Change of Control Payment Date” means a Business Day no earlier than 30 calendar days nor later than 60 calendar days subsequent to the date that a Change of Control Notice is mailed (other than as may be required by law).

“Clearstream Luxembourg” means Clearstream Banking, société anonyme, or the successor to its securities clearance and settlement operations.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the party named as such in the introductory paragraph to this Indenture and its successors and assigns, including any Successor Company that becomes such in accordance with Article IV.

“Company Order” has the meaning assigned to it in Section 2.2(c).

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes (“Remaining Life”).

“Comparable Treasury Price” means, for any Redemption Date:

(1)

the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations; or

(2)

if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Net Tangible Assets” means, with respect to the Company on any date, the Company’s total assets as they appear on its most recently prepared consolidated balance sheet as of the end of a fiscal quarter, less:

(1)

all liabilities shown on such consolidated balance sheet that are classified and accounted for as current liabilities or that otherwise would be considered current liabilities under GAAP; and

(2)

all assets shown on such consolidated balance sheet that are classified and accounted for as intangible assets or that otherwise would be considered intangible assets under GAAP, including, without limitation, franchises, patents and patent applications, trademarks, brand names and goodwill.

“Corporate Trust Office” means the office of the Trustee at which at any time its corporate trust business shall be principally administered, which office at the date hereof is located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention:  Global Corporate Trust, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).  For purposes of Section 2.3(c) and 3.2, the Corporate Trust Office shall be located at The Bank of New York, Trust Services Window, 101 Barclay Street, New York, New York 10286.

“Covenant Defeasance” has the meaning assigned to it in Section 8.1(c).

“Credit Facilities” means one or more debt facilities (including, without limitation, the Revolving Credit Facility), in each case with banks, investment banks, insurance companies, mutual funds and/or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell receivables to) such lenders against such receivables) or letters of credit, in each case, as amended, extended, restated, renewed, refunded, replaced or refinanced (in each case with credit facilities), supplemented or otherwise modified (in whole or in part and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning assigned to it in section 1 of the Form of Reverse Side of Note contained in Exhibit A.

“Distribution Compliance Period” means, in respect of any Regulation S Global Note (or any Certificated Note issued in respect thereof pursuant to Section 2.6), the 40 consecutive days beginning on and including the later of (a) the day on which any Notes represented thereby are offered to persons other than distributors (as defined in Regulation S under the Securities Act) pursuant to Regulation S and (b) the issue date for such Notes.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company that is a clearing agency registered under the Exchange Act.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or its successor in such capacity.

“Event of Default” has the meaning assigned to it in Section 6.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Note” means any of the Company’s 7½% Senior Notes Due 2018, guaranteed by the Note Guarantors, issued and authenticated pursuant to this Indenture in a Registered Exchange Offer in exchange for a like principal amount of Notes or Additional Notes originally issued pursuant to an exemption from registration under the Securities Act and with terms substantially identical in all material respects to such Notes or Additional Notes (except that the transfer restrictions pertaining to the Notes or Additional Notes will be modified or eliminated, as appropriate).

“Exchange Offer Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Funded Debt” means all indebtedness for borrowed money owed or guaranteed by the Company or any of its Subsidiaries and any other indebtedness which, under GAAP, would appear as indebtedness on the Company’s most recent consolidated balance sheet, which matures by its terms more than 12 months from the date of such consolidated balance sheet or which matures by its terms in less than 12 months but by its terms is renewable or extendible beyond 12 months from the date of such consolidated balance sheet at the option of the borrower.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, consistently applied.

“Global Note” means any Note issued in fully-registered certificated form to DTC (or its nominee), as depositary for the beneficial owners thereof, which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.7 and Exhibit A.

“Guaranteed Obligations” has the meaning assigned to it in Section 10.1(a).

“Holder” means a Person in whose name a Note is registered in the Note Register.

“Indenture” means this Indenture as amended or supplemented from time to time, including the Exhibits hereto.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchasers” means J.P. Morgan Securities Inc., Banc of America Securities LLC, Greenwich Capital Markets, Inc., BMO Capital Markets Corp., Capital One Southcoast, Inc., Comerica Securities, Inc., BBVA Securities, Inc., KeyBanc Capital Markets Inc., Mitsubishi UFJ Securities International plc, Mizuho Securities USA Inc., Piper Jaffray & Co., RBC Capital Markets Corporation, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC.

“Interest Payment Date” means February 1 and August 1 of each year, beginning on August 1, 2008.

“Investment Grade Rating” means a rating equal to or greater than BBB- by S&P and Baa3 by Moody’s or the equivalent thereof under any new ratings system if the ratings system of any such agency shall be modified after the date hereof, or the equivalent rating or any other Ratings Agency selected by the Company as provided by the definition of Ratings Agency.

“Issue Date” means January 16, 2008.

“Legal Defeasance” has the meaning assigned to it in Section 8.1(b).

“Legal Holiday” has the meaning assigned to it in Section 11.7.

“Lien” means, with respect to any property or assets, any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement or other encumbrance of any nature whatsoever.

“Maturity Date” means February 1, 2018.

“Moody’s” means Moody’s Investors Services, Inc. or any successor to the rating agency business thereof.

“Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S.

“Note Custodian” means the custodian with respect to any Global Note appointed by DTC, or any successor Person thereto, and shall initially be the Trustee.

“Note Guarantee” means the guarantee of the Company’s Obligations under this Indenture and the Notes by each Note Guarantor pursuant to Article X.

“Note Guarantor” means, at any time, each person guaranteeing the Company’s Obligations under this Indenture and the Notes at such time pursuant to Article X.

“Note Register” has the meaning assigned to it in Section 2.3(a).

“Notes” means any of the Company’s 7½% Senior Notes Due 2018 issued and authenticated pursuant to this Indenture and includes the Original Notes and any Additional Notes or Exchange Notes.

“Obligations” means any principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Notes.

“Officer” means, the chairman of the board, the chief executive officer, the president, the chief financial officer, any vice president, the treasurer, the controller or the secretary of the Company or a Note Guarantor, as the case may be.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an assistant treasurer or an assistant secretary of the Company or a Note Guarantor, as the case may be.

“Opinion of Counsel” means a written opinion of counsel, who, unless otherwise indicated in this Indenture, may be an employee of or counsel for the Company or its Subsidiaries or a Note Guarantor, and who shall be reasonably acceptable to the Trustee.

“Original Notes” shall have the meaning set forth in Section 2.2(c).

“Outstanding” means, as of the date of determination, all Notes theretofor authenticated and delivered under this Indenture, except:

(i)

Notes theretofor canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)

Notes, or portions thereof, for the payment, redemption or, in the case of a Change of Control Offer, purchase of which money in the necessary amount has been theretofor deposited with the Trustee or any Paying Agent (other than the Company, a Note Guarantor or an Affiliate of the Company) in trust or set aside and segregated in trust by the Company, a Note Guarantor, an Affiliate of the Company or a third party (if the Company, a Note Guarantor, such Affiliate of the Company or third party is acting as Paying Agent) for the Holders of such Notes; provided that, if Notes (or portions thereof) are to be redeemed or purchased, notice of such redemption or purchase has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)

Notes which have been surrendered pursuant to Section 2.9 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company; and

(iv)

solely to the extent provided in Article VIII, Notes which are subject to Legal Defeasance or Covenant Defeasance as provided in Article VIII;

provided, however, that in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company, a Note Guarantor or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded.  Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

“Participant” means, with respect to DTC, Euroclear or Clearstream Luxembourg, a Person who has an account with DTC, Euroclear or Clearstream Luxembourg, respectively (and, with respect to DTC, shall include Euroclear and Clearstream Luxembourg).

“Paying Agent” has the meaning assigned to it in Section 2.3(a).

“Permitted Lien” means any Lien:

(i)

(A) existing as of the date of this Indenture or (B) relating to a contract that was entered into by the Company or a Note Guarantor prior to the date of this Indenture;

(ii)

upon any property (including any related contract rights) existing at the time of acquisition thereof by the Company or any of its Subsidiaries (whether such acquisition is direct or by acquisition of stock, assets or otherwise, provided any such Lien is not incurred in contemplation of such acquisition);

(iii)

securing indebtedness under Credit Facilities of any Subsidiary of the Company that is not a Note Guarantor, provided that the aggregate principal amount of any indebtedness under such Credit Facilities shall not exceed $100.0 million at any time outstanding;

(iv)

upon or with respect to any property (including any related contract rights) acquired, constructed, refurbished or improved by the Company or any of its Subsidiaries (including, but not limited to, Liens to secure all or any part of the cost of construction, alteration or repair of any building, equipment, facility or other improvement on, all or any part of such property, including any pipeline financing) after the date of this Indenture which are created, incurred or assumed contemporaneously with, or within 360 days after, the latest to occur of the acquisition (whether by acquisition of stock, assets or otherwise), completion of construction, refurbishment or improvement, or the commencement of commercial operation, of such property (or, in the case of liens on contract rights, the completion of construction or the commencement of commercial operation of the facility to which such contract rights relate, regardless of the date when the contract was entered into) to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction, refurbishment or improvement; provided, however, that in the case of any such construction, refurbishment or improvement, the Lien shall relate only to indebtedness reasonably incurred to finance such construction, refurbishment or improvement;

(v)

securing indebtedness owing by any of the Company’s Subsidiaries to the Company or to other Subsidiaries;

(vi)

in connection with the sale or other transfer in the ordinary course of business of (A) crude oil, natural gas, other petroleum hydrocarbons or other minerals in place for a period of time until, or in an amount such that, the purchaser or other transferee will realize therefrom a specified amount of money (however determined) or a specified amount of such minerals, or (B) any other interest in property of the character commonly referred to as a “production payment”;

(vii)

in favor of the United States of America, any State, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing, refurbishing, developing or improving any property subject thereto, including without limitation, Liens to secure indebtedness of pollution control or industrial revenue bond type;

(viii)

arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing indebtedness; and

(ix)

for the sole purpose of extending, renewing or replacing (or successive extensions, renewals or replacements), in whole or in part, any Lien referred to in the foregoing subsections (i), (ii), (iv), (viii) or this subsection (ix) of this definition of “Permitted Liens”; provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or part of the property subject to the lien so extended, renewed or replaced (plus refurbishment of or improvements on or to such property).

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including, without limitation, dividends, distributions and increases in respect thereof).

“Permitted Sale and Leaseback Transaction” means:

(i)

any Sale and Leaseback Transaction if, within 180 days from the effective date of such Sale and Leaseback Transaction, the Company applies or any of its Subsidiaries applies an amount not less than the greater of:

(A)

the net proceeds of the sale of the property leased pursuant to such arrangement; or

(B)

the fair value of the property

to retire its Funded Debt, including, for this purpose, any currently maturing portion of such Funded Debt, or to purchase other property having a fair value at least equal to the fair value of the property leased in such Sale and Leaseback Transaction; or

(ii)

any Sale and Leaseback Transaction:

(A)

between the Company and any of its Subsidiaries or between any of the Company’s Subsidiaries; or

(B)

for which, at the time the transaction is entered into, the term of the related lease to the Company or its Subsidiary of the property sold pursuant to such transaction is three years or less.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated association, or government or any agency or political subdivision thereof.

“Private Placement Legend” has the meaning assigned to it in Section 2.7(b).

“QIB” means any “qualified institutional buyer” (as defined in Rule 144A).

“Ratings Agency” means any of

(i)

Moody’s;

(ii)

S&P; or

(iii)

if S&P or Moody’s ceases to rate the Notes or ceases to make a rating on the Notes publicly available, an entity registered as a “nationally recognized statistical rating organization” (registered as such pursuant to Rule 17g-1 of the Exchange Act) then making a rating on the Notes publicly available selected by the Company (as certified by an Officers’ Certificate delivered to the Trustee), which shall be substituted for S&P or Moody’s, as the case may be.

“Record Date” has the meaning assigned to it in the Form of Face of Note contained in Exhibit A.

“Reference Treasury Dealer” means each of J.P. Morgan Securities Inc., Banc of America Securities LLC, Greenwich Capital Markets, Inc. (or their relevant Affiliate or successor) and one other primary U.S. Government securities dealer in New York City selected by the Company, or if any of the foregoing ceases to be a primary U.S. Government securities dealer, another primary U.S. Government securities dealer in New York City selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Redemption Date” means, with respect to any redemption of Notes, the date fixed for such redemption pursuant to this Indenture and the Notes.

“Registered Exchange Offer” means any exchange offer by the Company registered under the Securities Act pursuant to which Notes originally issued pursuant to an exemption from registration under the Securities Act are exchanged for Notes of like principal amount not bearing the Private Placement Legend.

“Registrar” has the meaning assigned to it in Section 2.3(a).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of January 16, 2008, between the Company and the Initial Purchasers, as the case may be amended from time to time.

“Regulation S” means Regulation S under the Securities Act or any successor regulation.

“Regulation S Global Note” has the meaning assigned to it in Section 2.1(e).

“Remaining Life” has the meaning assigned to it in the definition “Comparable Treasury Issue” above.

“Resale Restriction Termination Date” means, for any Restricted Note (or beneficial interest therein), the period specified in Rule 144(d) following which the Notes are freely resellable by non-Affiliate Holders or beneficial owners.

“Restricted Note” means any Original Note (or beneficial interest therein) or any Additional Note (or beneficial interest therein) not originally issued and sold pursuant to an effective registration statement under the Securities Act, until such time as:

(i)

the Resale Restriction Termination Date therefor has passed;

(ii)

in the case of a Regulation S Global Note (or Certificated Note issued in respect thereof pursuant to Section 2.6), the expiration of the Distribution Compliance Period;

(iii)

the Private Placement Legend therefor has otherwise been removed pursuant to Section 2.8(f) or, in the case of a beneficial interest in a Global Note, such beneficial interest has been exchanged for an interest in a Global Note not bearing a Private Placement Legend; or

(iv)

such Note (or beneficial interest therein) has been exchanged for a corresponding Exchange Note pursuant to an Exchange Offer Registration Statement or transferred pursuant to a Shelf Registration Statement.

“Revolving Credit Facility” means the Second Amended and Restated Credit Agreement dated February 9, 2007 among Southwestern Energy Company, JPMorgan Chase Bank, N.A., SunTrust Bank, The Royal Bank of Scotland Plc, Royal Bank of Canada, Bank of America, N.A., and the other lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent, SunTrust Bank as syndication agent, as such agreement has been or may be amended or replaced from time to time.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule), as such Rule may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor rule), as such Rule may be amended from time to time.

“Rule 144A Global Note” has the meaning assigned to it in Section 2.1(d).

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or its Subsidiary of any property, whether owned as of the date hereof or hereafter acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property, in each case provided that the completion of construction or the commencement of commercial operation of the property subject to such transaction shall have occurred more than 180 days prior thereto.

“SEC” means the Securities and Exchange Commission.

“Secured Debt” means any indebtedness for borrowed money incurred, assumed or guaranteed by the Company or one of its Subsidiaries that is secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” of the Company as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“S&P” means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., or any successor to the ratings agency business thereof.

“Special Record Date” has the meaning assigned to it in Section 2.12(a).

“Subsidiary” means, with respect to the Company, any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other governing body thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company (or a combination thereof).

“Successor Company” has the meaning assigned to it in Section 4.2.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture (except as otherwise provided in this Indenture).

“Trust Officer” means, when used with respect to the Trustee, any officer assigned to Global Corporate Trust department (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 7.1(c)(2) shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Trustee” means the party named as such in the introductory paragraph of this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“U.S. Person” means a U.S. Person as defined in Regulation S.

Section 1.2.

Incorporation by Reference of Trust Indenture Act.  If any provision of this Indenture limits, qualifies or conflicts with the rights or duties that would be imposed by any of Sections 310 to 317 of the TIA through operation of Section 318(c) thereof on any Person if this Indenture were qualified under the TIA, such imposed duties shall control.

“obligor” on the indenture securities means the Company, each Note Guarantor,  and any other obligor on the indenture securities.

All terms used in this Indenture, other than “obligor” or any other term that is defined in Section 1.1, that are defined by the TIA or in the TIA by reference to another statute or defined by Rules or Regulations of the SEC have the meanings assigned to them by such definitions.

Section 1.3.

Rules of Construction.  Unless the context otherwise requires:

(1)

a term has the meaning assigned to it;

(2)

an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)

“or” is not exclusive;

(4)

“including” means including without limitation;

(5)

words in the singular include the plural and words in the plural include the singular;

(6)

references to the payment of principal of the Notes shall include applicable premium, if any;

(7)

references to payments of interest on the Notes shall include amounts of Additional Interest payable under the Registration Rights Agreement or this Indenture, if any;

(8)

the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(9)

references herein to Section numbers are references to Sections of this Indenture, unless the context otherwise requires.

ARTICLE II

THE NOTES

Section 2.1.

Form and Dating.

(a)

The Notes are being originally offered and sold by the Company pursuant to a Purchase Agreement, dated as of January 11, 2008, between the Company, the Note Guarantors party hereto and the Initial Purchasers.  The Notes will be issued in fully-registered certificated form without coupons, and only in denominations of $2,000 and integral multiples of $1,000 thereafter.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A.

(b)

The terms and provisions of the Notes, the form of which is in Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company, the Note Guarantors and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby.  The Notes may consist of Original Notes, Additional Notes and/or Exchange Notes, which shall rank pari passu in right of payment with each other and with all other existing and future senior unsecured obligations of the Company.  Unless the context otherwise requires, Original Notes and Exchange Notes and any Additional Notes shall be considered collectively to be a single class for all purposes of this Indenture, including without limitation waivers, amendments, redemptions and Change of Control Offers.  Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.

(c)

The Notes may have notations, legends or endorsements as specified in Section 2.7 or as otherwise required by law, stock exchange rule or DTC rule or usage.  The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them.  Each Note shall be dated the date of its authentication.

(d)

Notes originally offered and sold to QIBs in reliance on Rule 144A shall be issued in the form of one or more permanent Global Notes (each, a “Rule 144A Global Note”).

(e)

Notes originally offered and sold outside the United States of America in reliance on Regulation S shall be issued in the form of one or more permanent Global Notes (each, a “Regulation S Global Note”).

Section 2.2.

Execution and Authentication.

(a)

One Officer shall sign the Notes for the Company by manual or facsimile signature.  If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

(b)

A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note.  The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.

(c)

At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery Notes upon a written order of the Company signed by an Officer of the Company (the “Company Order”).  A Company Order shall specify the amount of the Notes to be authenticated and the date on which such issue of Notes is to be authenticated.  The Trustee shall, upon a Company Order, authenticate Notes for original issue on the Issue Date in an aggregate principal amount not to exceed $600.0 million (the “Original Notes”).  Notes shall be dated the date of their authentication.

At any time and from time to time after the execution and delivery of this Indenture and subject to the provisions of this Indenture and the Registration Rights Agreement, the Company may deliver Exchange Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Exchange Notes and a like principal amount of Original Notes for cancellation in accordance with Section 2.11 of this Indenture, and the Trustee in accordance with a Company Order shall authenticate and deliver such Notes.  In authenticating such Exchange Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating:

(i)

that such Exchange Notes have been duly and validly issued in accordance with the terms of this Indenture, and are entitled to all the rights and benefits set forth herein; and

(ii)

that the issuance of the Exchange Notes in exchange for the Original Notes has been effected either (A) in compliance with the Securities Act or (B) pursuant to the exemption from registration under the Securities Act provided by Rule 144 thereunder.

(d)

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Notes.  Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.

(e)

In case a Successor Company has executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such transaction may, from time to time, at the request of the Successor Company, be exchanged for other Notes executed in the name of the Successor Company with such changes in phraseology and form as may be appropriate, but otherwise identical to the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Successor Company, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange.  If Notes shall at any time be authenticated and delivered in any new name of a Successor Company pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such Successor Company, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

Section 2.3.

Registrar and Paying Agent.

(a)

The Company shall maintain an office or agency in the Borough of Manhattan, City of New York, where Notes may be presented or surrendered for registration of transfer or for exchange (the “Registrar”), where Notes may be presented for payment (the “Paying Agent”) and for the service of notices and demands to or upon the Company in respect of the Notes and this Indenture.  The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Note Register”).  The Company may appoint one or more co-Registrars and one or more additional paying agents.  The term “Registrar” includes any co-Registrar and the term “Paying Agent” includes any additional paying agent.

(b)

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-Registrar not a party to this Indenture, which shall incorporate the terms of the TIA.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of each such agent.  If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7.  The Company or any of its Subsidiaries may act as Paying Agent, Registrar, co-Registrar or transfer agent.

(c)

The Company initially appoints the Trustee at its Corporate Trust Office as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes and this Indenture, until such time as another Person is appointed as such.  The Company may change any Paying Agent or Registrar without notice to any Holder.

Section 2.4.

Paying Agent to Hold Money in Trust.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee in writing of any Default by the Company or any Note Guarantor in making any such payment.  If the Company or any Note Guarantor or an Affiliate of the Company or any Note Guarantor acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent.  Upon complying with this Section 2.4, the Paying Agent (if other than the Company or a Note Guarantor) shall have no further liability for the money delivered to the Trustee.  Upon any proceeding under any Bankruptcy Law with respect to the Company or any Note Guarantor or any Affiliate of the Company or any Note Guarantor, if the Company, any such Note Guarantor or such Affiliate is then acting as Paying Agent, the Trustee shall replace the Company, such Note Guarantor or such Affiliate as Paying Agent.

Section 2.5.

Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.6.

Global Note Provisions.

(a)

Each Global Note initially shall:  (i) be registered in the name of DTC or the nominee of DTC, (ii) be delivered to the Note Custodian, and (iii) bear the appropriate legend, as set forth in Section 2.7 and Exhibit A.  Any Global Note may be represented by more than one certificate.  The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, as provided in this Indenture.

(b)

Except to the extent provided in Section 2.6(c), members of, or Participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Note Custodian under such Global Note, and DTC may be treated by the Company, the Trustee, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global Note.  The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream Luxembourg, as amended, or any successor publications thereto, shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream Luxembourg.

(c)

Except as provided in this Section 2.6, owners of beneficial interests in Global Notes will not be entitled to receive Certificated Notes.  Certificated Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for such interests if:

(i)

DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, and in each case a successor depositary is not appointed by the Company within 90 days of such notice,

(ii)

the Company, at its option, executes and delivers to the Trustee and Registrar an Officers’ Certificate stating that such Global Note shall be so exchangeable, or

(iii)

an Event of Default has occurred and is continuing and the Registrar has received a request from a Holder of the Global Notes.

In connection with any exchange of an entire Global Note for Certificated Notes pursuant to this paragraph (c), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

(d)

In connection with the exchange of a portion of a Certificated Note for a beneficial interest in a Global Note, the Trustee shall cancel such Certificated Note, and the Company shall execute, and the Trustee shall authenticate and deliver to the exchanging Holder, a new Certificated Note representing the principal amount not so exchanged unless such principal amount is to be exchanged for a beneficial interest in a Global Note pursuant to Section 2.8(d).

Section 2.7.

Legends.

(a)

Each Global Note shall bear the legend specified therefor in Exhibit A on the face thereof.

(b)

Each Restricted Note shall bear the private placement legend specified therefor in Exhibit A on the face thereof (the “Private Placement Legend”).

Section 2.8.

Transfer and Exchange.

(a)

Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by DTC to a nominee of DTC, by a nominee of DTC to DTC or to another nominee of DTC, or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary.  The owner of a beneficial interest in a Global Note will be entitled to receive a Certificated Note in exchange for such interest to the extent provided in Section 2.6(c).  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.9 and Section 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.8, or Section 2.9 or Section 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in Section 2.6; provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided therein.

In the event that Certificated Notes are not issued to each holder of a beneficial interest in a Global Note promptly after the Registrar has received a request from the Holder of a Global Note to issue such Certificated Notes in accordance with Section 2.6(c), the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.6 or Section 6.7 hereof, the right of any beneficial holder of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial holder’s Notes as if such Certificated Notes had been issued.

(b)

Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through DTC, in accordance with the provisions of this Indenture and the Applicable Procedures.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)

Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.8(b)(i).

(ii)

All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.8(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to DTC in accordance with the Applicable Procedures directing DTC to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to DTC in accordance with the Applicable Procedures directing DTC to cause to be issued a Certificated Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by DTC to the Registrar containing information regarding the Person in whose name such Certificated Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s).

(iii)

Regulation S Global Note to Rule 144A Global Note.  If the owner of a beneficial interest in the Regulation S Global Note wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Rule 144A Global Note, such transfer may be effected only in accordance with this clause (iii) and subject to the Applicable Procedures.  Upon receipt by the Trustee, as Registrar, of (A) an order given by the Participant directing DTC or its authorized representative that a beneficial interest in the Rule 144A Global Note in a specified principal amount be credited to a specified Participant’s account and that a beneficial interest in the Regulation S Global Note in an equal principal amount be debited from another specified Participant’s account and (B) if such transfer is to occur during the Restricted Period, a certificate in the form of Exhibit B hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Note or its attorney duly authorized in writing, then the Trustee, as Registrar, shall reduce the principal amount of the Regulation S Global Note and increase the principal amount of the Rule 144A Global Note by such specified principal amount.

(iv)

Rule 144A Global Note to Regulation S Global Note.  If the owner of a beneficial interest in the Rule 144A Global Note wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this clause (iv) and subject to the Applicable Procedures.  Upon receipt by the Trustee, as Registrar, of (A) an order given by the Participant directing DTC or its authorized representative that a beneficial interest in the Regulation S Global Note in a specified principal amount be credited to a specified Participant’s account and that a beneficial interest in the Rule 144A Global Note in an equal principal amount be debited from another specified Participant’s account and (B) a certificate in the form of Exhibit C hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Rule 144A Global Note or its attorney duly authorized in writing, then the Trustee, as Registrar, shall reduce the principal amount of the Rule 144A Global Note and increase the principal amount of the Regulation S Global Note by such specified principal amount.

(c)

Transfer or Exchange of Beneficial Interests for Certificated Notes.  If any Holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Certificated Note, then, upon satisfaction of the conditions set forth in Section 2.6(c) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated Note in the appropriate principal amount.

(d)

Transfer or Exchange of Certificated Notes for Beneficial Interests.  Upon request by a Holder of Certificated Notes to exchange such Certificated Notes for a beneficial interest in a Global Note and such requesting Holder’s presenting or surrendering to the Registrar the Certificated Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing, the Registrar shall register the transfer or exchange of Certificated Notes and effect the transfer or exchange through DTC, in accordance with the provisions of this Indenture and the Applicable Procedures.  The Trustee shall cancel the Certificated Note and cause the aggregate principal amount of the applicable Global Note to be increased accordingly pursuant to the terms of this Indenture and the Applicable Procedures.  If the Certificated Note to be transferred in whole or in part is a Restricted Note, or is a Regulation S Note and the transfer is to occur during the Distribution Compliance Period therefor, then the Trustee shall have received (A) a certificate substantially in the form of Exhibit B hereto, satisfactory to the Trustee and duly executed by the transferor Holder or its attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a beneficial interest in the Rule 144A Global Note, or (B) a certificate substantially in the form of Exhibit C hereto, satisfactory to the Trustee and duly executed by the transferor Holder or its attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a beneficial interest in the Regulation S Global Note.

(e)

Transfer and Exchange of Certificated Notes for Certificated Notes.  Upon request by a Holder of Certificated Notes and such requesting Holder’s presenting or surrendering to the Registrar the Certificated Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing, the Registrar shall register the transfer or exchange of Certificated Notes; provided that, if the Note to be transferred in whole or in part is a Restricted Note, or is a Regulation S Note and the transfer is to occur during the Distribution Compliance Period therefor, then the Trustee shall have received (A) a certificate substantially in the form of Exhibit B hereto, satisfactory to the Trustee and duly executed by the transferor Holder or its attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Restricted Note, or (B) a certificate substantially in the form of Exhibit C hereto, satisfactory to the Trustee and duly executed by the transferor Holder or its attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Regulation S Note.

(f)

Use and Removal of Private Placement Legends.

(i)

Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) not bearing (or not required to bear upon such transfer, exchange or replacement) a Private Placement Legend, the Note Custodian and Registrar shall exchange such Notes (or beneficial interests in a Global Note) for beneficial interests in a Global Note (or Certificated Notes if they have been issued pursuant to Section 2.6(c)) that does not bear a Private Placement Legend.

(ii)

Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) bearing a Private Placement Legend, the Note Custodian and Registrar shall deliver only Notes that bear (or beneficial interests in a Global Note that bears) a Private Placement Legend unless:

(A)

such Notes (or beneficial interests) are exchanged in a Registered Exchange Offer;

(B)

such Notes (or beneficial interests) are transferred pursuant to a Shelf Registration Statement;

(C)

such Notes (or beneficial interests) are transferred pursuant to Rule 144 upon delivery to the Registrar of a certificate of the transferor in the form of Exhibit D and an Opinion of Counsel reasonably satisfactory to the Registrar;

(D)

such Notes (or beneficial interests) are transferred, replaced or exchanged after the Resale Restriction Termination Date therefor; or

(E)

in connection with such transfer, exchange or replacement the Registrar shall have received an Opinion of Counsel, certificates and such other evidence reasonably satisfactory to it to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

The Company shall deliver to the Trustee an Officers’ Certificate promptly upon effectiveness, withdrawal or suspension of any Exchange Offer Registration Statement or any Shelf Registration Statement.

 (iii)

The Holder of a Global Note that bears a Private Placement Legend may exchange an interest therein for an equivalent interest in a Global Note not bearing a Private Placement Legend upon transfer of such interest pursuant to this Section 2.8(f).

(iv)

The Private Placement Legend on any Note shall be removed at the request of the Holder on or after the Resale Restriction Termination Date therefor.

(v)

The Private Placement Legend on any Note or on any Global Note shall be removed at the request of the Company (such request to be made by means of delivery to the Registrar of an Officers’ Certificate containing such request) on or after the date on which a Note (or a beneficial interest in a Global Note) issued on the Issue Date to a person that has not been and is not an “affiliate” (as defined in Rule 144) of the Company, and held by such person from the Issue Date to the date of such request, could be resold pursuant to Rule 144 without regard to any of the conditions specified in Rule 144 (other than the holding period requirement in paragraph (d)(1) of Rule 144).  The Company and the Registrar and the other parties to this Indenture shall be authorized to take such steps as may be required to effect such removal, which may include exchanging such Note (or such beneficial interests) for a new Note (or an equivalent interest in another Global Note) not bearing a Private Placement Legend; provided, that such steps shall not adversely affect the rights of any Holder of such Notes (or beneficial interests in such Global Notes) in any material respect.

(g)

Consolidation of Global Notes and Exchange of Certificated Notes for Beneficial Interests in Global Notes.

(i)

If a Global Note not bearing a Private Placement Legend is Outstanding at the time of a Registered Exchange Offer, any interests in a Global Note exchanged in such Registered Exchange Offer shall be exchanged for interests in such Outstanding Global Note.

(ii)

Upon the transfer or exchange (including in a Registered Exchange Offer) of any Certificated Note for which a Private Placement Legend would not be required pursuant to Section 2.8(f) following such transfer or exchange, such Certificated Note shall be exchanged for an interest in a Global Note not bearing a Private Placement Legend and, if no such Global Note is Outstanding at such time, Company shall execute and upon Company Order the Trustee shall authenticate a Global Note not bearing a Private Placement Legend.

(h)

Retention of Documents.  The Registrar shall retain, in accordance with its retention policy, copies of all letters, notices and other written communications received pursuant to this Article II.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(i)

Execution, Authentication of Notes, etc.

(i)

Subject to the other provisions of this Section 2.8, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided that any Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.  To permit registrations of transfers and exchanges and subject to the other terms and conditions of this Article II, the Company shall execute and the Trustee shall authenticate Certificated Notes and Global Notes upon Company Order.  In accordance with the Registration Rights Agreement, Company shall execute and upon Company Order the Trustee shall authenticate Exchange Notes in exchange for Notes.

(ii)

No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to a Registered Exchange Offer or to Section 3.9, Section 5.1 or Section 9.5).

(iii)

The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note for a period beginning:  (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing (except the unrepurchased or unredeemed portion thereof, if any) or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date.

(iv)

Prior to the due presentation for registration of transfer of any Note, the Company, any Note Guarantor, the Trustee, the Paying Agent, the Registrar, any co-Registrar or the Note Custodian may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, any Note Guarantor, the Trustee, the Paying Agent, the Registrar, any co-Registrar or the Note Custodian shall be affected by notice to the contrary.

(v)

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(vi)

All certifications, certificates and Opinions of Counsel required to be submitted pursuant to this Section 2.8(i) to effect a transfer or registration or exchange may be submitted by facsimile or email.

(j)

No Obligation of the Trustee.

(i)

The Trustee shall have no responsibility or obligation to any beneficial owner of an interest in a Global Note, any Agent Member or Participant or other person with respect to the accuracy of the records of DTC or its nominee or of any Agent Member or Participant thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member or Participant, Indirect Participant, other beneficial owner or other Person (other than the Holders) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC.  The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(ii)

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members, Participants, Indirect Participants or other beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.9.

Mutilated, Destroyed, Lost or Stolen Notes.

(a)

If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall execute, and upon Company Order the Trustee shall authenticate and make available for delivery, a replacement Note for such mutilated, destroyed, lost or stolen Note, of like tenor and principal amount, bearing a number not contemporaneously Outstanding if: (i) the requirements of Section 8-405 of the Uniform Commercial Code are met, (ii) the Holder satisfies any other reasonable requirements of the Trustee and (iii) neither the Company nor the Trustee has received notice that such Note has been acquired by a protected purchaser.  If required by the Trustee or the Company, such Holder shall furnish an affidavit of loss and indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, any Note Guarantor, the Trustee, the Paying Agent, the Registrar, any co-Registrar and the Note Custodian from any loss that any of them may suffer if a Note is replaced.

(b)

Upon the issuance of any new Note under this Section 2.9, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

(c)

Every new Note issued pursuant to this Section 2.9 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company, any Note Guarantor and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

Section 2.10.

Temporary Notes.  Until definitive Notes are ready for delivery, the Company may execute, and upon Company Order the Trustee shall authenticate, temporary Notes.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and execute and upon Company Order the Trustee shall authenticate definitive Notes.  After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and upon Company Order the Trustee shall authenticate and make available for delivery in exchange therefor, one or more definitive Notes representing an equal principal amount of Notes.  Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.

Section 2.11.

Cancellation.  The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee (and no one else) shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in its customary manner and policy of disposal and in accordance with prudent business practices.  The Company may not issue new Notes to replace Notes it has paid or that have been delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange upon Company Order.

Section 2.12.

Defaulted Interest.  When any installment of interest becomes Defaulted Interest, such installment shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Record Date applicable to such installment of interest.  Defaulted Interest (including any interest on such Defaulted Interest) shall be paid by the Company, at its election, as provided in Section 2.12(a) or (b).

(a)

The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee or the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 2.12(a).  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the registration books of the Registrar, not less than ten calendar days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to Section 2.12(b).

(b)

Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 2.12(b), such manner of payment shall be deemed practicable by the Trustee.

Section 2.13.

Additional Interest Under the Registration Rights Agreement.  Under certain circumstances, the Company may be obligated to pay additional interest to Holders, all as and to the extent set forth in the Registration Rights Agreement.  The terms thereof are hereby incorporated herein by reference.

Section 2.14.

CUSIP or ISIN Numbers.  The Trustee shall use “CUSIP”, “ISIN”, and/or other similar numbers in notices of redemption as a convenience to Holders if the Company uses “CUSIP”, “ISIN” and/or other similar numbers in issuing the Notes; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee of any change in the “CUSIP”, “ISIN” and/or other similar numbers.

Section 2.15.

Additional Notes.  From and after the Issue Date, the Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture additional notes (“Additional Notes”) having terms and conditions identical to those of the Outstanding Notes, except that Additional Notes:

(a)

may have a different issue date;

(b)

may have a different amount of interest payable on the first Interest Payment Date after issuance;

(c)

may have a different issue price; provided, that no Additional Notes shall be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Code; and

(d)

may have terms specified in the Additional Note Board Resolution or Additional Note Supplemental Indenture, copies of which shall be delivered to the Trustee, for such Additional Notes making appropriate adjustments to this Article II and Exhibit A (and related definitions) applicable to such Additional Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Additional Notes, which are not adverse in any material respect to the Holder of any Notes (other than such Additional Notes);

provided, that no adjustment pursuant to this Section 2.15 shall cause such Additional Notes to constitute, as determined pursuant to an Opinion of Counsel, a different class of securities than the Original Notes for U.S. federal income tax purposes except for Additional Notes that have a separate CUSIP, ISIN and/or other similar number from the Notes pending performance by the Company of its obligations under a registration rights agreement.

ARTICLE III

COVENANTS

Section 3.1.

Payment of Notes.

(a)

The Company shall pay or cause to be paid the principal of and interest (including Defaulted Interest) on the Notes in U.S. Legal Tender on the dates and in the manner provided in the Notes and in this Indenture.  Prior to 10:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds U.S. Legal Tender sufficient to make cash payments due on such Interest Payment Date or Maturity Date, as the case may be.  If the Company, a Note Guarantor or an Affiliate of the Company or a Note Guarantor is acting as Paying Agent, the Company, such Note Guarantor or such Affiliate shall, prior to 10:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, segregate and hold in trust U.S. Legal Tender sufficient to make cash payments due on such Interest Payment Date or Maturity Date, as the case may be.  Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Company, a Note Guarantor or an Affiliate of the Company or a Note Guarantor) holds in accordance with this Indenture U.S. Legal Tender designated for and sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

(b)

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

Section 3.2.

Maintenance of Office or Agency.

(a)

The Company shall maintain each office or agency required under Section 2.3.  The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b)

The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 3.3.

Maintenance of Existence.  Subject to Article IV, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

Section 3.4.

Payment of Taxes.  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary, the non-payment of which would materially adversely affect the business, prospects, earnings, properties, assets or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or where the failure to effect such payment will not be disadvantageous to the Holders.

Section 3.5.

Compliance Certificate.

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate that complies with TIA § 314(a)(4) stating that in the course of the performance by the signers of their duties as Officers of the Company, they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period.  If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.  The Company also shall comply with any other applicable requirements of TIA § 314(a)(4).

Section 3.6.

Further Instruments and Acts.  The Company and each Note Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper or as the Trustee may reasonably request to carry out more effectively the purpose of this Indenture.

Section 3.7.

Limitation on Liens.  The Company shall not, and shall not permit any of its Subsidiaries to, incur, assume, or guarantee any indebtedness for borrowed money secured by a Lien on any property, if the sum, without duplication, of

(a)

the aggregate principal amount of all Secured Debt of the Company and its Subsidiaries (other than Secured Debt secured by a Permitted Lien); and

(b)

all Attributable Debt of the Company or its Subsidiaries in respect of Sale and Leaseback Transactions (other than Permitted Sale and Leaseback Transactions)

exceeds 15% of the Company’s Consolidated Net Tangible Assets, unless the Company provides that the Notes and the Note Guarantees will be secured equally and ratably with (or, at the Company’s option, prior to) such Secured Debt.

Section 3.8.

Limitation on Sale and Leaseback Transactions.  Neither the Company nor any of its Subsidiaries shall enter into, assume, guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, unless after giving effect thereto the sum, without duplication, of:

(a)

the aggregate principal amount of all Secured Debt (other than Secured Debt secured by a Permitted Lien); and

(b)

all Attributable Debt in respect of Sale and Leaseback Transactions (other than Permitted Sale and Leaseback Transactions)

does not exceed 15% of the Company’s Consolidated Net Tangible Assets.

Section 3.9.

Offer to Repurchase Upon Change of Control.

(a)

If a Change of Control occurs, each Holder shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 thereafter) of such Holder’s Notes at a purchase price, in cash, equal to 101% of the aggregate principal amount of such Holder’s Notes, plus accrued and unpaid interest, if any, and Additional Interest, if any, up to but excluding the date of purchase (the “Change of Control Payment”), subject to the right of Holders on a Record Date to receive interest on the relevant Interest Payment Date as described in Section 3.9(c) below.  Within 30 days following any Change of Control, if the Company has not (prior to the Change of Control) sent a redemption notice for all the Notes in connection with an optional redemption permitted by Article V of this Indenture, the Company shall mail a Change of Control Notice (the “Change of Control Offer”) to each Holder, with a copy to the Trustee.  On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)

accept for payment all Notes or portions of Notes (of at least $2,000 or an integral multiple of $1,000 thereafter) properly tendered pursuant to the Change of Control Offer;

(ii)

deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not properly withdrawn; and

(iii)

deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

(b)

The Paying Agent shall promptly mail to each Holder of Notes properly tendered and not withdrawn the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 thereafter.  Any Note so accepted for payment shall cease to accrue interest on and after the Change of Control Payment Date unless the Company defaults in making the Change of Control Payment.

(c)

If the Change of Control Payment Date is on or after a Record Date for the payment of interest or Additional Interest and on or before the related Interest Payment Date, any accrued and unpaid interest, and Additional Interest, if any, shall be paid to the Person in whose name the relevant Note is registered at the close of business on such Record Date, and no further interest shall be payable to Holders who tender pursuant to the Change of Control Offer.

(d)

The Change of Control provisions described above shall be applicable, except as described in this Section 3.9 whether or not any other provisions of this Indenture are applicable.

(e)

Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not properly withdrawn under such Change of Control Offer.

(f)

The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes in connection with a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, or compliance with the Change of Control provisions of this Indenture would constitute a violation of any such laws or regulations, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue of its compliance with such securities laws or regulations.

ARTICLE IV

SUCCESSOR COMPANY

Section 4.1.

Merger, Consolidation or Sale of Assets.  The Company shall not consolidate with or merge into any other Person or sell, lease or transfer all or substantially all of its assets (determined on a consolidated basis), unless:

(a)

either (i) in the case of a merger or consolidation, the Company shall be the continuing or surviving Person or (ii) the Person formed by such consolidation or into which the Company is merged or the Person which acquires the Company’s assets is a Person organized in the United States of America (including any state or the District of Columbia) and expressly assumes by supplemental indenture the due and punctual payment of the principal of and interest on the Notes and the performance of every covenant of this Indenture on the Company’s part;

(b)

immediately after giving effect to such transaction, no Event of Default, and no Default, shall have happened and be continuing; and

(c)

the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, sale, lease or transfer and the related supplemental indenture, if applicable, comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 4.2.

Successor Company Substituted.  Upon such consolidation, merger or sale, the successor Person formed by such consolidation or into which the Company is merged or to which such sale is made (each a “Successor Company”) shall succeed to, and be substituted for the Company (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall instead refer to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and the predecessor person shall be released from all obligations and covenants under this Indenture and the Notes.

ARTICLE V

OPTIONAL REDEMPTION OF NOTES

Section 5.1.

Optional Redemption.  The Notes are redeemable at the Company’s election, in whole or in part, at any time at a redemption price equal to the greater of:

(1)

100% of the principal amount of the Notes to be redeemed; and

(2)

as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points plus, in either of the above cases, accrued and unpaid interest on the Notes to be redeemed to the Redemption Date.

Section 5.2.

Election to Redeem.  The Company shall evidence its election to redeem any Notes pursuant to Section 5.1 by a Board Resolution or an Officers’ Certificate, in either case delivered to the Trustee.

Section 5.3.

Notice of Redemption.

(a)

The Company shall mail or cause to be mailed a notice of redemption, in the manner provided for in Section 11.2, at least 30 but not more than 60 days before the Redemption Date, to each Holder of Notes to be redeemed at its registered address; provided, however, that redemption notices may be given more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes pursuant to Article VIII of this Indenture or a satisfaction and discharge of this Indenture.  Notices of redemption shall not be conditional.  If the Trustee does not give the redemption notice, the Company shall deliver a copy of the notice to the Trustee.

(b)

If either (i) the Company is not redeeming all Outstanding Notes, or (ii) the Company elects to have the Trustee give notice of redemption, then the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date (unless the Trustee is satisfied with a shorter period), an Officers’ Certificate requesting that the Trustee select the Notes to be redeemed and/or give notice of redemption and setting forth the information required by paragraph (c) of this Section 5.3.  If the Company elects to have the Trustee give notice of redemption, the Trustee shall give the notice in the name of the Company and at the Company’s expense.

(c)

All notices of redemption shall state:

(i)

the Redemption Date;

(ii)

the redemption price (or the method by which it will be determined) and the amount of any accrued interest that will be payable as provided in Section 5.6;

(iii)

whether or not the Company is redeeming all Outstanding Notes;

(iv)

if the Company is not redeeming all Outstanding Notes, the aggregate principal amount of Notes that the Company is redeeming and the aggregate principal amount of Notes that will be Outstanding after the partial redemption, as well as the identification of the particular Notes, or portions of the particular Notes, that the Company is redeeming;

(v)

if the Company is redeeming only part of a Note, the notice that relates to that Note shall state that on and after the Redemption Date, upon surrender of that Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount of the Note remaining unredeemed;

(vi)

that on the Redemption Date the redemption price and any accrued interest payable to the Redemption Date as provided in Section 5.6 will become due and payable in respect of each Note, or the portion of each Note, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on each Note, or the portion of each Note, to be redeemed, will cease to accrue on and after the Redemption Date;

(vii)

the name and address of the Paying Agent and the place or places where a Holder must surrender the Holder’s Notes for payment of the redemption price; and

(viii)

the CUSIP or ISIN number, if any, listed in the notice or printed on the Notes, and that no representation is made as to the accuracy or correctness of such CUSIP or ISIN number.

Section 5.4.

Selection of Notes to Be Redeemed in Part.

(a)

If the Company is not redeeming all Outstanding Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis (subject to the procedures of DTC) or, to the extent a pro rata basis is not permitted, by lot or in another fair and reasonable manner chosen by the Trustee.  The Trustee shall make the selection from the Outstanding Notes not previously called for redemption.  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount of the Notes to be redeemed.  In the event of a partial redemption by lot, the Trustee shall select the particular Notes to be redeemed not less than 30 nor more than 60 days prior to the relevant Redemption Date from the Outstanding Notes not previously called for redemption.  The Company may redeem Notes in denominations of $2,000 or less only in whole.  The Trustee may select for redemption portions (equal to $2,000 or any integral multiple of $1,000 thereafter) of the principal of Notes that have denominations larger than $2,000.

(b)

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of that Note which has been or is to be redeemed.

Section 5.5.

Deposit of Redemption Price.  Prior to 10:00 a.m. New York City time on the relevant Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money in immediately available funds sufficient to pay the redemption price of, and accrued interest, if any, on, all the Notes that the Company is redeeming on that date.  The Trustee or Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed.

Section 5.6.

Notes Payable on Redemption Date.  If the Company, or the Trustee on behalf of the Company, gives notice of redemption in accordance with this Article V, the Notes, or the portions of Notes, called for redemption, shall, on the Redemption Date, become due and payable at the redemption price specified in the notice (together with accrued interest, if any, to the Redemption Date), and from and after the Redemption Date (unless the Company shall default in the payment of the redemption price and accrued interest) the Notes or the portions of Notes shall cease to bear interest.  Upon surrender of any Note for redemption in accordance with the notice, the Company shall pay the Notes at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).  If the Company shall fail to pay any Note called for redemption upon its surrender for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

Section 5.7.

Unredeemed Portions of Partially Redeemed Note.  Upon surrender of a Note that is to be redeemed in part, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of the Note at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by the Holder, in an aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note surrendered, provided that each new Note shall be in a principal amount of $2,000 or integral multiple of $1,000 thereafter.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1.

Events of Default.  An “Event of Default” with respect to the Notes is any one of the following events:

(a)

a default for 30 days or more in payment of any interest (including Additional Interest) payable with respect to the Notes when due;

(b)

a default in payment of principal, or premium, if any, at maturity or on redemption or otherwise of the Notes when and as due;

(c)

a default for 90 days after notice to the Company by the Trustee, or by the Holders of 25% in aggregate principal amount of the Outstanding Notes, in the performance of any other agreement in this Indenture;

(d)

principal of or interest on any indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after payment is due, or the principal thereof is accelerated by the holders thereof because of a default, and the total principal amount of such indebtedness in either case exceeds $50.0 million and such acceleration is not rescinded or annulled within 30 days; provided that such Event of Default will be cured or waived if (A) the default that resulted in the acceleration of such other indebtedness is cured or waived; and (B) the acceleration is rescinded or annulled;

(e)

a Bankruptcy Law Event of Default; and

(f)

except as otherwise provided for in this Indenture, any Note Guarantee ceases to be in full force and effect, or any Note Guarantor denies or disaffirms its obligation under its Note Guarantee.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 6.2.

Acceleration.  If an Event of Default shall have occurred and be continuing with respect to the Notes, then either the Trustee or the Holders of not less than 25% of the principal amount of the Outstanding Notes may declare to be due and payable immediately the Outstanding principal amount of the Notes, together with interest, if any, accrued thereon; provided, however, that if the Event of Default is a Bankruptcy Law Event of Default, all the Notes, together with interest, if any, accrued thereon, will become immediately due and payable without further action or notice on the part of the Trustee or the Holders.

Section 6.3.

Other Remedies.

(a)

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b)

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

(c)

Notwithstanding any other provision of this Indenture, the sole remedy for an Event of Default resulting from:

(i)

any breach of any obligation to file or furnish any documents or reports required to be filed or furnished, as the case may be, with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; or

(ii)

any failure to comply with the requirements of Section 314(a)(1) of the TIA or the reporting obligations under this Indenture shall be a requirement that the Company pay additional interest, and Holders shall not have any right under this Indenture to accelerate the maturity of the Notes as a result of any such breach except as described below.  If an Event of Default relating to any such obligation continues for 90 days after notice thereof is given in accordance with this Indenture, the Company shall pay additional interest at an annual rate equal to:

(x)

0.25% per annum of the principal amount of the Outstanding Notes from the 90th day following such notice to but not including the 180th day following such notice (or such shorter period until such Event of Default has been cured or waived); and

(y)

0.50% per annum of the principal amount of the Outstanding Notes from the 180th day following such notice to but not including the 365th day following such notice (or such shorter period until such Event of Default has been cured or waived).

On such 365th day (or earlier, if such Event of Default is cured or waived prior to such 365th day), such additional interest will cease to accrue, and the Notes will be subject to acceleration as provided in Section 6.2 if the Event of Default is continuing.  This paragraph will not affect the rights of Holders in the event of the occurrence of any other Event of Default.

Section 6.4.

Rescinding Acceleration; Waiver of Past Defaults.  The Holders of a majority in principal amount of the Outstanding Notes may on behalf of all Holders of the Notes rescind a declaration of acceleration or waive any past Default or Event of Default with respect to the Notes except:

(a)

a Default or an Event of Default not theretofor cured in payment of the principal of, or interest or premium, if any, on any Note; or

(b)

a Default or an Event of Default in respect of a provision which under this Indenture cannot be modified or amended without the consent of the Holder of each  Note as specified in Section 9.2.

Section 6.5.

Control by Majority.  The Holders of a majority in principal amount of the Outstanding Notes may, on behalf of all Holders, direct the time, method and place of conducting any proceeding for any remedies available to the Trustee or of exercising any trust or power conferred on the Trustee.  Subject to Section 7.1 and Section 7.2, however, the Trustee may refuse to follow any direction that conflicts with law or this Indenture; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 6.6.

Limitation on Suits.  No Holder shall have any right to institute any proceeding with respect to this Indenture or the Notes or for any remedy under this Indenture or under the Notes unless:

(a)

such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(b)

the Holders of at least 25% in aggregate principal amount of the Outstanding Notes have also made such a written request;

(c)

such Holder or Holders have provided indemnity satisfactory to the Trustee to institute such proceeding as Trustee;

(d)

the Trustee has not received from the Holders of a majority of principal amount of the Outstanding Notes a direction inconsistent with such request; and

(e)

the Trustee has failed to initiate such proceeding within 90 calendar days of such notice;

provided, however, that the limitations in this Section 6.6 do not apply to a suit initiated by a Holder for the enforcement of payment of the principal of, or premium or interest, if any, on such Notes on or after the respective due dates expressed in such Notes after any applicable grace periods have expired.

Section 6.7.

Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of or interest on the Notes held by such Holder, on or after the respective due dates, Redemption Dates or repurchase date expressed in this Indenture or the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8.

Collection Suit by Trustee.  If an Event of Default specified in Section 6.1 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company and each Note Guarantor for the whole amount then due and owing (together with applicable interest on any overdue principal and, to the extent lawful, interest on overdue interest) and the amounts provided for in Section 7.7.

Section 6.9.

Trustee May File Proofs of Claim, etc.

(a)

The Trustee is authorized to (irrespective of whether the principal of the Notes is then due):

(i)

file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders under this Indenture and the Notes allowed in any bankruptcy, insolvency, liquidation or other judicial proceedings relative to the Company, any Note Guarantor or any Subsidiary of the Company or their respective creditors or properties; and

(ii)

collect and receive any moneys or other property payable or deliverable in respect of any such claims and distribute them in accordance with this Indenture.

Any receiver, trustee, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee pursuant to Section 7.7.

(b)

Nothing in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.

Priorities.  If the Trustee collects any money, or any money or property distributable pursuant to this Article VI after the occurrence of any Event of Default, it shall pay out the money or property in the following order:

FIRST:  to the Trustee for amounts due under Section 7.7;

SECOND:  if the Holders proceed against the Company or any Note Guarantor directly without the Trustee in accordance with this Indenture, to Holders for their collection costs;

THIRD:  to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

FOURTH:  to the Company or, to the extent the Trustee collects any amount pursuant to Article X from any Note Guarantor, to such Note Guarantor, or to such party as a court of competent jurisdiction shall direct.

The Trustee may, upon notice to the Company, fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11.

Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of Outstanding Notes.

ARTICLE VII

TRUSTEE

Section 7.1.

Duties of Trustee.

(a)

If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)

Except during the continuance of an Event of Default:

(1)

the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)

in the absence of bad faith its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)

The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misconduct, except that:

(1)

this paragraph (c) does not limit the effect of paragraph (b) or (f) of this Section 7.1;

(2)

the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)

the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, Section 6.4 or Section 6.5.

(d)

The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(e)

Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f)

No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g)

Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII and to the provisions of the TIA.

(h)

Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(i)

The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.2.

Rights of Trustee.  Subject to Section 7.1:

(a)

The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)

Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel.

(c)

The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care by it hereunder.

(d)

The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e)

The Trustee may consult with counsel of its selection, and the advice or opinion of counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.

(f)

If the Trustee shall determine, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g)

The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or has received written notice from the Company or any Holder of any event which is in fact such a default at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h)

The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(i)

The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j)

Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(k)

The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

Section 7.3.

Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, the Note Guarantors or any of their Affiliates with the same rights it would have if it were not Trustee.  However, in the event the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee, or resign.  Any Paying Agent, Registrar or co-Registrar may do the same with like rights and duties.  However, the Trustee must comply with Section 7.10 and Section 7.11.

Section 7.4.

Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.5.

Notice of Defaults.  If a Default or Event of Default occurs and is continuing and if a Trust Officer has knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after the occurrence thereof, unless cured or waived.  Except in the case of a Default or Event of Default in payment of principal of or interest, if any, on any Note (including payments pursuant to the optional redemption or required repurchase provisions of such Note, if any), the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.6.

Reports by Trustee to Holders.  The Trustee shall comply with TIA § 313.  The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

Section 7.7.

Compensation and Indemnity.

(a)

The Company shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants, experts and other Persons not regularly in its employ.

(b)

The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it without negligence, willful misconduct or bad faith on its part in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Holder, the Company, any Note Guarantor or otherwise).  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes the Trustee’s defense and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense.  The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own negligence, willful misconduct or bad faith.

(c)

To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.  The Trustee’s right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or indebtedness of the Company.

(d)

The Company’s payment obligations pursuant to this Section 7.7 shall survive the discharge of the Notes, the termination for any reason of this Indenture and the resignation or removal of the Trustee.  When the Trustee incurs expenses or renders services in connection with the occurrence of a Bankruptcy Law Event of Default, the expenses (including the reasonable charges and expenses of its counsel) are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee’s rights as set forth in this Section 7.7 or Section 6.10.

(e)

“Trustee” for purposes of this Section 7.7 shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.8.

Replacement of Trustee.

(a)

The Trustee may resign at any time by so notifying the Company.  The Holders of a majority in principal amount of the Outstanding Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee reasonably acceptable to the Company.  The Company shall remove the Trustee if:

(i)

the Trustee fails to comply with Section 7.10;

(ii)

the Trustee is adjudged bankrupt or insolvent;

(iii)

a receiver or other public officer takes charge of the Trustee or its property; or

(iv)

the Trustee otherwise becomes incapable of acting.

(b)

If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(c)

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall upon payment of its charges and all other amounts payable to it hereunder, promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

(d)

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Outstanding Notes may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.

(e)

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)

Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9.

Successor Trustee by Merger.

(a)

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another Person, the resulting, surviving or transferee Person without any further act shall be the successor Trustee; provided, that such Person shall otherwise be qualified and eligible under this Article VII.

(b)

In case at the time such successor or successors to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10.

Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA § 310(a).  The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 7.11.

Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII

DEFEASANCE; DISCHARGE OF INDENTURE

Section 8.1.

Legal Defeasance and Covenant Defeasance.

(a)

The Company may, at its option, at any time, elect to have either paragraph (b) or (c) of this Section 8.1 be applied to all Outstanding Notes upon compliance with the conditions set forth in Section 8.2.

(b)

Upon the Company’s exercise under paragraph (a) of this Section 8.1 of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.2, be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date all of the conditions set forth in Section 8.2 are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be Outstanding only for the purposes of Section 8.3 and the other Sections of this Indenture referred to in clause (i) or (ii) of this paragraph (b), and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:

(i)

the rights of Holders of Outstanding Notes to receive solely from the trust fund described in Section 8.3, and as more fully set forth in Section 8.3, payments in respect of the principal of and interest on such Notes when such payments are due,

(ii)

the Company’s obligations with respect to such Notes under Article II and Section 3.2,

(iii)

the rights (including indemnity rights under Section 7.7), powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith, and

(iv)

this Article VIII.

Subject to compliance with this Article VIII, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) of this Section 8.1.

(c)

Upon the Company’s exercise under paragraph (a) of this Section 8.1 of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the applicable conditions set forth in Section 8.2, be released from its obligations under the covenants contained in Section 3.4, Section 3.5, Section 3.7, Section 3.8, Section 3.9 and Section 4.1 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be Outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed Outstanding for accounting purposes).  For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.1(c), (d) or (f), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 8.2.

Conditions to Defeasance.  The Company may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

(a)

the Company has irrevocably deposited with the Trustee, in trust, U.S. Legal Tender and/or non-callable U.S. Government Obligations, which through the scheduled payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of (and premium, if any) and interest, if any, in respect of the Notes on the stated maturity date of such principal and any installment of principal, or interest or premium, if any;

(b)

in the case of an election under Section 8.1(b) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that:  (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)

in the case of an election under Section 8.1(c) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)

no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.1(e) hereof is concerned, at any time in the period ending on the 124th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(e)

such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company is a party or by which the Company is bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such deposit);

(f)

the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit made by the Company pursuant to its election under Section 8.1(b) or Section 8.1(c) hereof was not made by the Company with the intent of preferring the Holders of the affected Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company, or others;

(g)

the Company shall have delivered to the Trustee an Opinion of Counsel, subject to customary exceptions and qualifications, reasonably acceptable to the Trustee to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940; and

(h)

the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.3.

Application of Trust Money.  The Trustee shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article VIII.  It shall apply the deposited U.S. Legal Tender and/or U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

Section 8.4.

Repayment to Company.

(a)

The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.

(b)

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money will be deemed general creditors of the Company with respect to the money and must look only to the Company and not to the Trustee for payment.

Section 8.5.

Indemnity for U.S. Government Obligations.  The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.6.

Reinstatement.  If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 8.7.

Satisfaction and Discharge.  At the option of the Company, the Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration, transfer and exchange of the Notes, any of the provisions referred to in clauses (i) – (iv) of Section 8.1(b), which shall survive until otherwise terminated or discharged) as to all Outstanding Notes when:

(a)

either:

(i)

all the Notes previously authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofor been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation, or

(ii)

all Notes not theretofor delivered to the Trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee in trust U.S. Legal Tender or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on the Notes not theretofor delivered to the Trustee for cancellation, for principal of and interest on the Notes to the date of deposit, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment;

(b)

the Company has paid or caused to be paid all other sums payable under this Indenture and the Notes by the Company; and

(c)

the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each to the effect that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied.

ARTICLE IX

AMENDMENTS

Section 9.1.

Without Consent of Holders.

(a)

The Company, the Note Guarantors and the Trustee may amend this Indenture or the Notes without notice to or consent of any Holder:

(i)

to cure any ambiguity, omission, defect or inconsistency;

(ii)

to comply with Article IV in respect of the assumption by a Successor Company of the obligations of the Company under the Notes and this Indenture;

(iii)

to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(iv)

to add guarantees with respect to the Notes or to secure the Notes;

(v)

to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company in the Indenture;

(vi)

to add any additional Events of Default with respect to the Notes;

(vii)

to comply with any requirements of the SEC in connection with effecting or maintaining the qualification of this Indenture under the TIA;

(viii)

to make any change that would provide any additional rights or benefits to the Holders that does not adversely affect the rights of any Holder in any material respect;

(ix)

to evidence and provide for the acceptance of appointment by a successor Trustee and to add to or change any of the provisions of the Indenture as are necessary to provide for or facilitate the administration of the trusts by more than one Trustee; or

(x)

to correct or supplement any provision in this Indenture that may be inconsistent with any other provision of the Indenture or to make any other provisions with respect to matters or questions arising under this Indenture, so long as such actions shall not adversely affect the interests of any Holder.

(b)

After an amendment under this Section 9.1 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.

Section 9.2.

With Consent of Holders.

(a)

The Company, the Note Guarantors and the Trustee may modify or amend this Indenture or the Notes without prior notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Outstanding Notes affected by such modification or amendment (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).  However, without the consent of each Holder affected, no such modification or amendment may:

(i)

reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii)

reduce the rate of or change or have the effect of changing the time for payment of interest, including Defaulted Interest, on any Notes;

(iii)

reduce the principal amount of or change or have the effect of changing the stated maturity of the principal of, or any installment of principal of, any Notes, or change the date on which any Notes may be subject to redemption, or reduce any premium payable upon the redemption thereof or the redemption price therefor;

(iv)

change the currency in which the Notes are payable from that stated in the Notes;

(v)

make any change in the provisions of this Indenture entitling each Holder to receive payment of principal of and premium and interest on such Notes on or after the stated maturity thereof (or, in the case of redemption, on or after the Redemption Date) or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Outstanding Notes to waive Defaults or Events of Default;

(vi)

amend, change or modify in any material respect any obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred;

(vii)

eliminate or modify in any manner the obligations of a Note Guarantor with respect to its Note Guarantee, which adversely affects Holders in any material respect, except as expressly otherwise provided for in this Indenture; or

(viii)

change any obligation of the Company to maintain an office or agency in the place and for the purposes specified in this Indenture.

(b)

It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(c)

After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment, supplement or waiver.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment, supplement or waiver under this Section 9.2.

Section 9.3.

Compliance with Trust Indenture Act.  Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

Section 9.4.

Revocation and Effect of Consents and Waivers.

(a)

A consent to an amendment, supplement or waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.  After an amendment, supplement or waiver becomes effective, it shall bind every Holder, except as otherwise provided in this Article IX.  An amendment, supplement or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.2.

(b)

The Company may, but shall not be obligated to, fix a record date, which need not be the date provided in TIA § 316(c) to the extent it would otherwise be applicable, for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 90 days after such record date.

Section 9.5.

Notation on or Exchange of Notes.  If an amendment or supplement changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall execute and upon Company Order the Trustee will authenticate and make available for delivery a new Note that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement.

Section 9.6.

Trustee to Sign Amendments and Supplements.  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may but need not sign it.  In signing such amendment or supplement the Trustee shall be entitled to receive indemnity satisfactory to it and to receive, and (subject to Section 7.1 and Section 7.2) shall be fully protected in relying upon, such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel and an Officers’ Certificate stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that all conditions precedent to the execution of such amendment, supplement or waiver have been complied with.

ARTICLE X

NOTE GUARANTEES

Section 10.1.

Note Guarantees.

(a)

Each Note Guarantor hereby fully and unconditionally guarantees, jointly and severally with each other Note Guarantor, to each Holder and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations under the Notes and the Indenture (such guaranteed Obligations, the “Guaranteed Obligations”).  Unless terminated hereunder, each Note Guarantor further agrees (to the extent permitted by law) that the Obligations under the Notes and the Indenture may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any extension or renewal of any Obligation under the Notes and the Indenture.  Each Note Guarantor hereby agrees to pay, in addition to the amounts stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing or exercising any rights under any Note Guarantee.

(b)

Each Note Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations under the Notes or the Indenture and also waives notice of protest for nonpayment.  Each Note Guarantor waives notice of any default under the Notes or the Obligations under the Notes or the Indenture.  The Obligations of each Note Guarantor hereunder shall not be affected by (i) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Obligations under the Notes or the Indenture; (v) the failure of any Holder to exercise any right or remedy against the other Note Guarantor; or (vi) any change in the ownership of the Company.

(c)

Each Note Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations under the Notes.

(d)

The obligations of each Note Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations under the Notes in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations under the Notes or the Indenture.  Without limiting the generality of the foregoing, the obligations of each Note Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations under the Notes or the Indenture, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Note Guarantor or would otherwise operate as a discharge of such Note Guarantor as a matter of law or equity.

(e)

Each Note Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations under the Notes or the Indenture is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

(f)

In furtherance of the foregoing and not in limitation of any other right which the Trustee or any Holder has at law or in equity against each Note Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations under the Notes or the Indenture when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Note Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of:

(i)

the unpaid amount of such Obligations under the Notes and the Indenture then due and owing; and

(ii)

accrued and unpaid interest on such Obligations under the Notes and the Indenture then due and owing (but only to the extent not prohibited by law);

provided, that any delay by the Trustee in giving such written demand shall in no event affect any Note Guarantor’s Obligations under its Note Guarantee.

(g)

Each Note Guarantor further agrees that, as between such Note Guarantor, on the one hand, and the Holders, on the other hand:

(i)

the maturity of the Obligations under the Notes and the Indenture guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of such Obligations; and

(ii)

in the event of any such declaration of acceleration of Obligations under the Notes and the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Note Guarantor for the purposes of its Note Guarantee.

Section 10.2.

Limitation on Liability; Termination, Release and Discharge.

(a)

The obligations of each Note Guarantor hereunder shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Note Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Note Guarantor in respect of the obligations of such other Note Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Note Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

(b)

If no Default or Event of Default has occurred and is continuing, a Note Guarantor will be released and relieved of its obligations under its Note Guarantee:

(i)

automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any person that is not an Affiliate of the Company, of all of the Company’s direct or indirect equity interests in the Note Guarantor;

(ii)

automatically upon the liquidation and dissolution of the Note Guarantor;

(iii)

following delivery of a written notice by the Company to the Trustee, upon the release of all guarantees or other obligations of the Note Guarantor with respect to the obligations of the Company or any of its Subsidiaries under the Revolving Credit Facility; provided that if at any time following any release of a Note Guarantor from its guarantee of the Notes pursuant to this subsection (iii), the Note Guarantor again guarantees, becomes a co-obligor with respect to or otherwise provides direct credit support for any of the obligations of the Company or any of its Subsidiaries under the Revolving Credit Facility, then the Company shall cause the Note Guarantor to again guarantee the Notes in accordance with this Indenture.

(c)

If there is a Legal Defeasance or a Covenant Defeasance, or if the Company satisfies its Obligations under the Notes pursuant to Section 8.7, then all of the Note Guarantors will be released and relieved of their obligations under their respective Note Guarantees.

Section 10.3.

Right of Contribution.  Each Note Guarantor that makes a payment or distribution under a Note Guarantee will be entitled, upon payment in full of all Guaranteed Obligations under the Notes, to a contribution from each other Note Guarantor in an amount equal to such other Note Guarantor’s pro rata portion of such payment, based on the respective net assets of all the Note Guarantors at the time of such payment determined in accordance with GAAP.  The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Note Guarantor to the Trustee and the Holders and each Note Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Note Guarantor hereunder.

Section 10.4.

No Subrogation.  Each Note Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations until payment in full in cash or Cash Equivalents of all Obligations.  If any amount shall be paid to either Note Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full in cash or Cash Equivalents, such amount shall be held by such Note Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Note Guarantor, and shall, forthwith upon receipt by such Note Guarantor, be turned over to the Trustee in the exact form received by such Note Guarantor (duly endorsed by such Note Guarantor to the Trustee, if required), to be applied against the Obligations.

ARTICLE XI

MISCELLANEOUS

Section 11.1.

Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

Section 11.2.

Notices.

(a)

Any notice or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

if to the Company:  Southwest Energy Company, 2350 North Sam Houston Parkway East, Suite 125, Houston, Texas 77032;

if to the Trustee:  The Bank of New York Trust Company, N.A., 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Global Corporate Trust.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)

Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(c)

If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt by the Trustee at the Corporate Trust Office.

(d)

Any notice or communication delivered to the Company under the provisions herein shall constitute notice to the Note Guarantors.

(e)  The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company.  The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such instructions or directions.  The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 11.3.

Communication by Holders with Other Holders.  Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture (including the Note Guarantees) or the Notes.  The Company, the Note Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 11.4.

Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1)

an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)

an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.5.

Statements Required in Certificate or Opinion.  Each certificate or opinion, including each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)

a statement that the individual making such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)

a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)

a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)

a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving an Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.

Section 11.6.

Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by, or a meeting of, Holders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 11.7.

Legal Holidays.  A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York City.  If a scheduled payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 11.8.

Governing Law, etc.

(a)

THIS INDENTURE (INCLUDING EACH NOTE GUARANTEE) AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  THE PARTIES HERETO AND THE HOLDERS OF THE NOTES BY THEIR ACCEPTANCE THEREOF EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS INDENTURE, EACH NOTE GUARANTEE OR THE NOTES OR ANY TRANSACTION RELATED HERETO OR THERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

(b)

The Company and each Note Guarantor hereby:

(i)

agrees that any suit, action or proceeding against it arising out of or relating to this Indenture (including the Note Guarantees) or the Notes, as the case may be, may be instituted in any Federal or state court sitting in The City of New York,

(ii)

waives to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum,

(iii)

irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding,

(iv)

agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment, and

(v)

agrees that service of process by mail to the addresses specified herein shall constitute personal service of such process on it in any such suit, action or proceeding.

(c)

Nothing in this Section 11.8 shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law.

Section 11.9.

No Recourse Against Others.  An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company or either Note Guarantor shall not have any liability for any obligations of the Company under the Notes, this Indenture or the Note Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Notes.

Section 11.10.

Successors.  All agreements of the Company and the Note Guarantors in this Indenture and the Notes shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11.

Duplicate and Counterpart Originals.  The parties may sign any number of copies of this Indenture.  One signed copy is enough to prove this Indenture.  This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

Section 11.12.

Severability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.13.

Qualification of Indenture.  The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Company, the Note Guarantors, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes.  The Trustee shall be entitled to receive from the Company any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

Section 11.14.

Table of Contents; Headings.  The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 11.15.

PATRIOT ACT.  The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act, the Trustee (like all financial institutions) is required to obtain, verify and record information that identifies each Person or legal entity that opens an account.  The parties hereto agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Seal:	SOUTHWESTERN ENERGY COMPANY, as Issuer
Attest:	By: /s/ GREG D. KERLEY Name: Greg D. Kerley Title: Executive Vice President and Chief Financial Officer
Seal:	SEECO, INC., as Note Guarantor
Attest:	By: /s/ RICHARD F. LANE Name: Richard F. Lane Title: President
Seal:	SOUTHWESTERN ENERGY PRODUCTION COMPANY, as Note Guarantor
Attest:	By: /s/ RICHARD F. LANE Name: Richard F. Lane Title: President
Seal:	SOUTHWESTERN ENERGY SERVICES COMPANY, as Note Guarantor
Attest:	By: /s/ GENE A. HAMMONS Name: Gene A. Hammons Title: President

THE BANK OF NEW YORK TRUST
   COMPANY, N.A.,
   as Trustee

By:       /s/  BENITA A. VAUGHN

Name: Benita A. Vaughn

Title: Vice President

1

EXHIBIT A

FORM OF NOTE

[Include the following legend for Global Notes only:

“THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”]

[Include the following Private Placement Legend on all Notes that are Rule 144A Restricted Notes:]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THE NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIRMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER OR ANY SUCCESSOR PROVISION THERETO (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

[Include the following Private Placement Legend on all Regulation S Restricted Notes:]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS.  TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

A-1

FORM OF FACE OF NOTE

Southwestern Energy Company
7½% Senior Notes due 2018

No. [___]

Principal Amount $[______________]

as revised by the Schedule of Increases and
Decreases in Global Note attached hereto

CUSIP NO. ____________

Southwestern Energy Company, a Delaware corporation, promises to pay to [___________], or registered assigns, the principal sum of [__________________] Dollars as revised by the Schedule of Increases and Decreases in Global Note attached hereto, on February 1, 2018.

Interest Payment Dates:

February 1 and August 1, beginning August 1, 2008

Record Dates:

Close of business on the immediately preceding January 15 or July 15, as applicable.

A-2

Additional provisions of this Note are set forth on the other side of this Note.

SOUTHWESTERN ENERGY COMPANY, the Company
By: Name: Title:

TRUSTEE’S CERTIFICATE OF
  AUTHENTICATION

The Bank of New York Trust Company, N.A.,

as Trustee, certifies

that this is one of

the Notes referred

to in the Indenture.

By: __________________________

          Authorized Signatory

A-3

FORM OF REVERSE SIDE OF NOTE

7½% Senior Notes Due 2018

1.

Interest

Southwestern Energy Company, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, the “Company”), promises to pay interest on the principal amount of this Note at the rate of 7½% per annum.

The Company will pay interest semiannually in arrears on each Interest Payment Date, commencing August 1, 2008.  Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from January 16, 2008.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful and, to the extent such payments are lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (“Defaulted Interest”) without regard to any applicable grace periods at the same rate as the rate shown on this Note, in each case as provided in the Indenture.

The Company may be required to pay Additional Interest in certain circumstances.

2.

Method of Payment

Prior to 10:00 a.m. New York City time on the date on which any principal of or interest on any Note is due and payable, the Company shall deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest.  The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date preceding the Interest Payment Date even if Notes are canceled, repurchased or redeemed after the Record Date and on or before the relevant Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to Defaulted Interest.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company will pay principal and interest in U.S. Legal Tender.

Payments in respect of Notes represented by a Global Note (including principal and interest) will be made by the transfer of immediately available funds to the accounts specified by DTC.  The Company will make all payments in respect of a Certificated Note (including principal and interest) by mailing a check to the registered address of each Holder thereof as set forth in the Note Register; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.

Paying Agent and Registrar

Initially, The Bank of New York Trust Company, N.A. (the “Trustee”), will act as Trustee, Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Registrar or co-Registrar without notice to any Holder.  The Company or any Note Guarantor may act as Paying Agent, Registrar or co-Registrar without notice to any Holder.

4.

Indenture

The Company issued the Notes under an Indenture, dated as of January 16, 2008 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, the Note Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.  Each Holder by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended or supplemented from time to time.  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

The Notes are general unsecured obligations of the Company.  Subject to the conditions set forth in the Indenture, the Company may issue Additional Notes and/or Exchange Notes.  All Notes shall be treated as one class of securities under the Indenture.

The Indenture imposes certain limitations on, among other things, the ability of the Company and its Subsidiaries to:  incur Liens; enter into Sale and Leaseback Transactions; or consolidate or merge or transfer or convey all or substantially all of the Company’s assets.

To guarantee the due and punctual payment of the principal of and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, SEECO, Inc., Southwestern Energy Production Company and Southwestern Energy Services Company have unconditionally guaranteed, jointly and severally, such obligations pursuant to the terms of the Indenture.  Each Note Guarantee will be subject to release as provided in the Indenture.  The obligations of each Note Guarantor in respect of its Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Note Guarantor and after giving effect to any collections from or payments made by or on behalf of the other Note Guarantors in respect of the obligations of each of the other Note Guarantors under their respective Note Guarantees or pursuant to their respective contribution obligations under this Indenture, result in the obligations of such Note Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

5.

Optional Redemption

The Notes are redeemable at the Company’s election, in accordance with the procedures set forth in Article V of the Indenture, in whole or in part, at any time at a redemption price equal to the greater of:

(1)

100% of the principal amount of the Notes to be redeemed; and

(2)

as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points plus, in either of the above cases, accrued and unpaid interest on the Notes to be redeemed to the Redemption Date.

In the case of any partial redemption, selection of the Notes for redemption will be made in accordance with Article V of the Indenture.  On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.  No Note of $2,000 or less in principal amount will be redeemed in part.

6.

Repurchase Provisions

Change Of Control Offer.  Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 thereafter) of such Holder’s Notes at a purchase price, in cash, equal to 101% of the aggregate principal amount of such Holder’s Notes, plus accrued and unpaid interest, if any, and Additional Interest, if any, up to but excluding the date of purchase.  Within 30 days following any Change of Control, if the Company has not (prior to the Change of Control) sent a redemption notice for all the Notes in connection with an option redemption permitted by Article V of the Indenture or as otherwise provided under the Indenture, the Company shall make a Change of Control Offer pursuant to a Change of Control Notice.  As more fully described in the Indenture, the Change of Control Notice shall state, among other things, the Change of Control Payment Date, which must be no earlier than 30 days nor later than 60 days from the date the Change of Control Notice is mailed, other than as may be required by applicable law.

7.

Denominations; Transfer; Exchange

The Notes are in fully registered form without coupons, and only in denominations of principal amount of $2,000 and integral multiples of $1,000 thereafter.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange (i) any Notes selected for repurchase or redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be repurchased or redeemed) for a period beginning 15 days before the mailing of a notice of Notes to be repurchased or redeemed and ending on the date of such mailing or (ii) any Notes for a period beginning 15 days before an Interest Payment Date and ending on such Interest Payment Date.

8.

Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

9.

Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money will be deemed general creditors of the Company with respect to the money and must look only to the Company and not to the Trustee for payment.

10.

Discharge Prior to Redemption or Maturity

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

11.

Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended or supplemented without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes.  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA, to make any change that does not adversely affect the rights of any Holder, to add additional Events of Default, to provide for the acceptance of appointment by a successor Trustee and to modify provisions in the Indenture therefor, or to correct or supplement any provision of the Indenture that may be inconsistent with any other provision of the Indenture so long as such action shall not adversely affect the interests of any Holder.

12.

Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may declare all the Notes to be due and payable immediately.  Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it.  Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest, if any, on the Notes) if it determines that withholding notice is in their interest.

13.

Trustee Dealings with the Company and the Note Guarantors

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company, the Note Guarantors or their Affiliates and may otherwise deal with the Company, the Note Guarantors or their Affiliates with the same rights it would have if it were not Trustee.

14.

No Recourse Against Others

An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company or any Note Guarantor shall not have any liability for any obligations of the Company under the Notes, the Indenture or any Note Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

15.

Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an Authenticating Agent) manually signs the certificate of authentication on the other side of this Note.

16.

Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

17.

CUSIP, ISIN or Other Similar Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP, ISIN or other similar numbers to be printed on the Notes and has directed the Trustee to use such numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.

Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture that has in it the text of this Note in larger type.  Requests may be made to:  Southwestern Energy Company, 2350 North Sam Houston Parkway East, Suite 125, Houston, Texas 77032.

A-4

 NOTATION OF GUARANTEE

Each Note Guarantor (as defined in the Indenture and which term includes any successor person under the Indenture), upon the terms and subject to the conditions set forth in the Indenture, has unconditionally guaranteed on a senior unsecured basis (each such guarantee, a “Note Guarantee”) (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, each Note Guarantor has guaranteed that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration or otherwise.

Each Note Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense any Note Guarantor.

The obligations of the undersigned to the Holders and to the Trustee pursuant to the Note Guarantee of each Note Guarantor and in the Indenture are expressly set forth in the Indenture and reference is hereby made to the Indenture for the precise terms of this Note Guarantee and all of the other provisions of the Indenture to which this Note Guarantee relates.

No stockholder, officer, director, employee or incorporator, as such, past, present or future, of any Note Guarantor shall have any liability under the Note Guarantee of such Note Guarantor by reason of his or its status as such stockholder, officer, director, employee or incorporator.

This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which such Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

This Guarantee shall be automatically and unconditionally released on the terms set forth in Section 10.2 of the Indenture.

All capitalized terms used but not defined in this Guarantee shall have the meanings assigned to them in the Indenture.

THIS NOTE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

A-5

IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

SEECO, INC., as Note Guarantor
By: Name: Title:
SOUTHWESTERN ENERGY PRODUCTION COMPANY, as Note Guarantor
By: Name: Title:
SOUTHWESTERN ENERGY SERVICES COMPANY, as Note Guarantor
By: Name: Title:

A-6

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s Social Security or Tax I.D. Number)

and irrevocably appoint agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:____________________

Your Signature:___________________

Signature Guarantee:______________________________

(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 3.9 of the Indenture, check the box below:

 Section 3.9

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.9 of the Indenture, state the principal amount (which must be $2,000 or an integral multiple of $1,000 thereafter) that you want to have purchased by the Company:  $

Date:  __________

Your Signature ____________________________

(Sign exactly as your name appears on the

other side of the Note)

Signature Guarantee:

_______________________________________

(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

A-7

EXHIBIT B

FORM OF CERTIFICATE FOR TRANSFER TO QIB

[Date]

The Bank of New York Trust Company, N.A.

2 North LaSalle Street, Suite 1020

Chicago, Illinois 60602

Re:

7½% Senior Notes Due 2018 (the “Notes”)
of Southwestern Energy Company (the “Company”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of January 16, 2008 (as amended and supplemented from time to time, the “Indenture”), among the Company, the Note Guarantors and The Bank of New York Trust Company, N.A., as Trustee.  Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to $___________ aggregate principal amount of Notes which represents an interest in a Regulation S Global Note beneficially owned by the undersigned (the “Transferor”) to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note.

In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:____________________________

_______________________________

Authorized Signature

B-1

EXHIBIT C

FORM OF CERTIFICATE FOR TRANSFER
PURSUANT TO REGULATION S

[Date]

The Bank of New York Trust Company, N.A.

2 North LaSalle Street, Suite 1020

Chicago, Illinois 60602

Re:

7½% Senior Notes Due 2018 (the “Notes”)
of Southwestern Energy Company (the “Company”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of January 16, 2008 (as amended and supplemented from time to time, the “Indenture”), between the Company, the Note Guarantors party thereto and The Bank of New York Trust Company, N.A., as Trustee.  Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

In connection with our proposed sale of $________ aggregate principal amount of the Notes which represent an interest in a 144A Global Note beneficially owned by the undersigned (“Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a)  the offer of the Notes was not made to a person in the United States;

(b)  either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c)  no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(d)  the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(e)  we are the beneficial owner of the principal amount of Notes being transferred.

In addition, if the sale is made during a Distribution Compliance Period and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2), as the case may be.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this letter have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:____________________________

_______________________________

Authorized Signature

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EXHIBIT D

FORM OF CERTIFICATE FOR TRANSFER
PURSUANT TO RULE 144

[Date]

The Bank of New York Trust Company, N.A.

2 North LaSalle Street, Suite 1020

Chicago, Illinois 60602

Re:

7½% Senior Notes Due 2018 (the “Notes”)
of Southwestern Energy Company (the “Company”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of January 16, 2008 (as amended and supplemented from time to time, the “Indenture”), between the Company, the Note Guarantors party thereto and The Bank of New York Trust Company, N.A., as Trustee.  Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

In connection with our proposed sale of $________ aggregate principal amount of the Notes, which represent an interest in a 144A Global Note beneficially owned by the undersigned (“Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Rule 144 under the Securities Act.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:____________________________

_______________________________

Authorized Signature

D-1